UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2020

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Blvd, Charlotte, NC 28217
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060
________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8.0% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, on December 20, 2018 (the “Closing Date”) cbdMD, Inc. closed that certain Agreement and Plan of Merger (the “Merger Agreement”) dated December 3, 2018 by and among our company, our subsidiaries and Cure Based Development, LLC (“Cure Based Development”). On the Closing Date the members of Cure Based Development and CBD Holding LLC (“CBDH”) received contractual rights for an aggregate of 15,250,000 shares of our common stock as partial merger consideration. The issuance of those shares was subject to shareholder approval as required under the rules of the NYSE American LLC. These initial shares included 8,750,000 shares of our common stock (“Second Tranche Shares”) to be issued to CBDH, an entity controlled by R. Scott Coffman who was then the CEO of Cure Based Development. Following approval of the issuance of these initial shares at our 2019 annual shareholder meeting, the aggregate of 15,250,000 shares were issued in April 2019.

Pursuant to the terms of the Merger Agreement, CBDH was also entitled to receive (the “Earnout Rights”) up to 15,250,000 additional shares of our common stock (the “Earnout Shares”) as part of the merger consideration upon the satisfaction of certain aggregate net revenue criteria within 60 months following the Closing Date, as measured at four intervals from the Closing Date of 12 calendar months (the “First Marking Period”), 24 calendar months, 42 calendar months, and 59 calendar months. The possible issuance of the Earnout Shares was also approved by our shareholders at our 2019 annual shareholder meeting.

Following the completion of the First Marking Period, and in accordance with the terms of the Merger Agreement, we determined that the net revenues for the First Marking Period were $33,799,787. Accordingly, CBDH was entitled to receive 5,127,792 shares of our common stock representing the First Marking Period Earnout Shares. On February 27, 2020 we issued the First Marking Period Earnout Shares to the members of CBDH pursuant to the terms of the Distribution Agreement described later in this report. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(a)(2) of that act.

Item 8.01 Other Events.

On February 26, 2020 in connection with the dissolution and liquidation of CBDH, we entered into a Distribution Agreement with CBDH and its members (the “Distribution Agreement”) pursuant to which CBDH distributed (i) the Second Tranche Shares which had been issued previously, (ii) the First Marking Period Earnout Shares, and (iii) the remaining Earnout Rights to an aggregate of 10,122,208 Earnout Shares to its members. Mr. Coffman, who is now a member of our board of directors and co-Chief Executive Officer, Martin A. Sumichrast, Chairman of our board of directors and co-Chief Executive Officer, and Caryn Dunayer, our president, through entities controlled by them, are members of CBDH.

Under the terms of the Merger Agreement, the Second Tranche Shares were subject to a Voting Proxy Agreement pending the vesting of unrestricted voting rights, as well as a Leak Out Agreement. Under the terms of the Distribution Agreement, the CBDH members entered into similar Voting Proxy Agreements and Leak Out Agreements.

The foregoing terms and conditions of the Distribution Agreement is qualified in its entirety by reference to the agreement, the form of which is filed as Exhibit 10.1 to this report.

Item 9.01. Financial Statement and Exhibits.

(d)
Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number
10.1	Form of Distribution Agreement dated February 26, 2020 by and among cbdMD, Inc., CBD Holdings, LLC and the members of CBD Holdings, LLC.				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: February 28, 2020	By:	/s/ Mark S. Elliott
Mark S. Elliott
Chief Financial Officer and Chief Operating Officer